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                                                                  Exhibit 14(b)

INDEPENDENT AUDITORS' CONSENT



Merrill Lynch Global Growth Fund, Inc.:




We consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated January 14, 1998 appearing in the Statement of Additional Information dated March 5, 1998 of Merrill Lynch Global Holdings, Inc., and to the references to us under the captions "Comparison of the Funds - Financial Highlights" and "Experts" appearing in the Proxy Statement and Prospectus, which is part of such Registration Statement.



/s/ Deloitte & Touche LLP
    -----------------------------
    Deloitte & Touche LLP
    Princeton, New Jersey

    September 21, 1998